Exhibit 4.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) AUGUST 2, 2007 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE 1933 ACT.

COMPENSATION OPTION CERTIFICATE

STERLING MINING COMPANY

(Incorporated under the laws of the State of Idaho)

COMPENSATION OPTION CERTIFICATE NO.	COMPENSATION OPTIONS

THIS IS TO CERTIFY THAT

[Name of holder]

[Address of holder]

(the “Compensation Optionholder”) is the registered holder of the number of compensation options (the “Compensation Options”) stated above and is entitled to receive for each Compensation Option, in the manner and subject to the restrictions and adjustments set forth herein, one broker warrant (a “Broker Warrant”) of Sterling Mining Company (the “Corporation”) for no additional consideration. Each Broker Warrant shall entitle the holder thereof to purchase one unit (a “Unit”) of the Corporation at a price of US$3.25 per Unit until August 2, 2009. Each Unit shall consist, subject to adjustments, of one share of common stock of the Corporation (a “Common Share”), par value U.S.$ 0.05 per share and one half of one share purchase warrant (each whole warrant, a “Warrant”). Each Warrant is exercisable for one Common Share until August 2, 2009, at an exercise price of U.S. $4.10 per Common Share. The Broker Warrants shall be governed by certificates substantially in the form and terms attached hereto.

The Compensation Options evidenced by this certificate will be automatically exercised (the “Automatic Exercise”) into Broker Warrants, without any action or additional payment, on the part of the Compensation Optionholder, on the third business day after a Final Receipt (as defined herein) has been issued. The Corporation shall upon such automatic exercise, register certificates representing the Broker Warrants issued upon the Automatic Exercise in the name and at the address appearing on the Compensation Option register maintained by the Corporation.

The right to acquire Broker Warrants may only be exercised by the Compensation Optionholder at any time prior to the Automatic Exercise by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto as Appendix “A”; and

(b)	surrendering this compensation option certificate (the “Compensation Option Certificate”), with the Exercise Form to the Corporation at its principal address at 609 Bank Street, Wallace, Idaho, U.S.A., 83873.

The Compensation Options represented by this Compensation Option Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the office referred to above, unless the Corporation accepts another form of delivery.

All capitalized terms used but not otherwise defined herein, shall have the meaning ascribed to such terms in the agency agreement among TD Securities Inc. and Blackmont Securities Inc. and the Corporation, dated the date hereof.

Upon the exercise of Compensation Options, the person or persons in whose name or names the Broker Warrants issuable upon subscription of the Broker Warrants are to be issued shall be deemed for all purposes to be the Compensation Optionholder or Compensation Optionholders of record of such Broker Warrants and upon surrender of these Compensation Options, the Corporation covenants that it will cause a certificate or certificates representing such Broker Warrants to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form attached hereto as Appendix “A” within three business days.

The registered Compensation Optionholder of these Compensation Options may acquire any lesser number of Broker Warrants than the number of Broker Warrants which may be purchased for the Compensation Options represented by this Compensation Option Certificate. In such event, the Compensation Optionholder shall be entitled to receive a new Compensation Option Certificate for the balance of the Broker Warrants which may be purchased. No Broker Warrants will be issued and no cash consideration will be paid in lieu of fractional Broker Warrants.

The Corporation covenants and agrees that it will (i) file and obtain a receipt for the Prospectus in Canada within 90 days of the date hereof, and (ii) no later than 14 days after the date hereof, file a Registration Statement and use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission (“SEC”) within 90 days hereof to register the resale of the Common Shares (including the Common Shares underlying the Warrants). The term “Registration Statement” means the registration statement or statements of the Corporation that may be filed with the SEC, as amended and supplemented, in order to register the Common Shares (including the Common Shares underlying the Warrants).

The Corporation covenants and agrees that sufficient Broker Warrants shall be created, allotted and reserved for issuance to satisfy the conversion or deemed conversion of the Compensation Options herein provided for, and it will cause the Broker Warrants, issuable hereunder to be issued and delivered as directed by the Holder.

The Corporation covenants and agrees that, so long as the Compensation Options are outstanding, it will at all times reserve out of its unissued Common Shares against the exercise by the Holder of the Broker Warrants a sufficient number of Common Shares to enable the Holder to exercise in full its subscription rights upon the basis and upon the terms and conditions provided for by this Compensation Option Certificate.

In the event that, at any time prior to, the conversion or automatic conversion of this Compensation Option Certificate into the underlying Broker Warrants, there shall have occurred one or more events which would require an adjustment or adjustments in accordance with section 11 of the Form of Broker Warrant (“Broker Warrant Certificate”) attached hereto as Appendix “B”, then, notwithstanding anything to the contrary herein and notwithstanding that the Broker Warrants issuable on the conversion or automatic conversion hereof may not have been issued to the Holder at the applicable time, at the time of the issue of the Common Shares upon the exercise of such Broker Warrants, the same adjustment or adjustments in accordance with section 11 of the Broker Warrant Certificate shall be made to the number of Common Shares issuable upon any exercise of the Broker Warrants and/or the exercise price in respect of such Broker Warrants as is equitable, mutatis mutandis.

The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, all acts, deeds, assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of the Compensation Option Certificate and the Broker Warrant Certificate.

Any notice to be given hereunder may be given by delivery to the Holder, or by prepaid registered mail addressed to the Holder, at the following address:

TD Securities Inc.

Toronto-Dominion Tower

66 Wellington Street W., 9th Floor

Toronto, Ontario

M5K 1A2

Attention: Gorden Glenn

or to such other address as the Holder may from time to time in writing notify the Corporation.

All certificates issued in exchange for or in substitution of, the Compensation Option Certificates, subsequent to the date that is (A) the date on which a Final Receipt is issued (the term “Final Receipt” means a receipt for a final long form prospectus (“Prospectus”) of the Corporation to qualify the Common Shares and Warrants, issued by the securities regulatory authorities of the jurisdictions of Canada where the holder of the Compensation Options issued by the Corporation on August 2, 2007 reside) or (B) four months and a day after the later of (i) August 2, 2007, and (ii) the date the Corporation became a reporting issuer in any province or territory of Canada (the “Freetrade Date”), shall bear no legend for Canadian securities law purposes.

In the event that the Compensation Options are exercised by the Compensation Optionholder prior to the Freetrade Date, the certificates evidencing the Broker Warrants shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) AUGUST 2, 2007, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

The certificates representing the Broker Warrants and/or the Common Shares and Warrants, if issued prior to the Registration Statement (as such term is defined in the subscription agreement between the Corporation and the investor in connection with the offering of up to 6,200,000 special warrants by the Corporation) becoming effective, and all certificates issued in substitution or exchange thereof, will bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE 1933 ACT.”

In addition, Warrants shall bear a legend substantially in the following form:

“THIS WARRANT [AND IF THE REGISTRATION STATEMENT HAS NOT BECOME EFFECTIVE AT THE TIME OF ISSUANCE OF THE WARRANTS, ADD THE FOLLOWING: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

provided that, if at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

The holding of the Compensation Options evidenced by this Compensation Option Certificate shall not constitute the Compensation Optionholder hereof a shareholder of the Corporation or entitle the Compensation Optionholder to any right or interest in respect thereof except as expressly provided in this Compensation Option Certificate.

The Compensation Options evidenced by this Compensation Option Certificate may not be transferred except with the written consent of the Corporation.

Compliance with applicable securities legislation is the responsibility of the Compensation Optionholder or its transferee.

This Compensation Option Certificate shall be governed by and interpreted in accordance with the laws of Ontario and the federal laws of Canada applicable therein.

This Compensation Option Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Corporation.

Adjustments to Broker Warrants and Warrants shall be made in accordance with the terms of the attached Broker Warrant Certificate and the Warrant certificate, as the case may be.

The Corporation may deem and treat the registered owner of any Compensation Option Certificate as the absolute owner of the Compensation Option represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Compensation Optionholder shall be entitled to the rights evidenced by its Compensation Option Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate Compensation Optionholder thereof and all Persons may act accordingly and the receipt of any such Compensation Optionholder of the Units which may be acquired pursuant thereto shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Compensation Optionholder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

Immediately after the Automatic Exercise, all rights under any Compensation Option to acquire Broker Warrants, in respect of which the right of acquisition herein and therein provided shall not have been exercised, shall cease and terminate and such Compensation Option shall be void and of no further force or effect, except to the extent that the Compensation Optionholder has not received certificates representing Broker Warrants held by it, in which case the Compensation Optionholders’ rights shall continue until it has received that to which it is entitled hereunder.

This Compensation Option Certificate may be executed by facsimile, which so executed shall constitute an original Compensation Option Certificate.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Compensation Option Certificate to be signed by its duly authorized officer as of the      day of             , 2007.

STERLING MINING COMPANY

By:

By:

APPENDIX “A”

EXERCISE FORM

TO:	STERLING MINING COMPANY

1. The undersigned registered Compensation Optionholder of the within warrants (the “Warrants”) hereby irrevocably subscribes for the number of Broker Warrants of Sterling Mining Company (the “Corporation”) as indicated, for no further payment, upon the terms applicable to these Compensation Options.

NUMBER OF BROKER WARRANTS SUBSCRIBED FOR:

Further Compensation Option Certificate required for balance of Compensation Options evidenced hereby:

2. The Broker Warrants (or other security or property) are to be delivered as follows (check one):

A.	To the registered address above	B.	To the following address below:

3. The undersigned represents, warrants and certifies that the undersigned holder (i) at the time of exercise of the Compensation Options is not in the Unite States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Compensation Option on behalf of a “U.S. person”; and (iii) did not execute or deliver this exercise form in the United States.

DATED this      day of             , 200    .

Signature Guaranteed	Signature (Signature of Compensation Optionholder must correspond with the name that appears on the face of the Compensation Option Certificate)

(Name in Full - Please print)
(Address)

(Telephone Number)

APPENDIX “B”

FORM OF BROKER WARRANT

[UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) AUGUST 2, 2007; AND (ii) THE DATE THAT THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.]

EXERCISABLE PRIOR TO 5:00 P.M., TORONTO TIME, ON THE EXPIRY DAY (AS DEFINED BELOW) AT WHICH TIME THESE BROKER WARRANTS SHALL EXPIRE AND BE NULL AND VOID.

BROKER WARRANTS TO PURCHASE UNITS

OF

STERLING MINING COMPANY

(incorporated under the laws of Idaho)

Number BW -	Number of Units represented by this certificate:

THIS CERTIFIES THAT, for value received,                                 (the “Holder”), being the registered holder of this broker warrant (“Broker Warrant”) is entitled, at any time prior to 5:00 p.m. (Pacific time) on the Expiry Day (as defined below) to subscribe for and purchase the number of units (the “Broker Units”) of Sterling Mining Company (the “Corporation”) set forth above on the basis of one Broker Unit at a price of U.S.$3.25 (the “Exercise Price”) for each Broker Warrant exercised, subject to adjustment as set out herein, by surrendering to the Corporation at its principal office, 609 Bank St., Wallace Idaho, 83873, U.S.A., this Broker Warrant certificate (the “Broker Warrant Certificate”), with a completed and executed subscription form, and payment in full for the Broker Units being purchased.

Each Broker Unit shall consist of one Common Share (as hereinafter defined) in the capital of the Corporation (a “Broker Share”) and one-half of one Common Share purchase warrant (a “Broker Unit Warrant”). Each whole Broker Unit Warrant will entitle the holder thereof to purchase one Common Share (a “Broker Unit Warrant Share”) at a price of U.S. $4.10 in accordance with and pursuant to the terms of the Warrant Certificate (as defined below) for 24 months following the Closing Date (as defined herein).

The Corporation shall treat the Holder as the absolute owner of this Broker Warrant for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Broker

Warrant free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Broker Units issuable upon exercise hereof shall be a good discharge to the Corporation and the Corporation shall not be bound to inquire into the title of any such Holder.

1.	Definitions: In this Broker Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

(b)	“Broker Unit” means the unit comprised of the Broker Shares and the Broker Unit Warrants issuable upon the exercise of the Broker Warrants;

(c)	“Broker Share” means the Common Shares issuable upon the exercise of the Broker Warrants and comprising part of the Broker Units;

(d)	“Broker Unit Warrant” means a Common Share purchase warrant containing the terms and conditions set forth in the certificate in the form attached hereto as Schedule “A” to be dated as at the date hereof and comprising part of the Broker Units;

(e)	“Broker Warrant” means a broker warrant exercisable to purchase one Broker Unit at the Exercise Price until the Expiry Time;

(f)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

(g)	“Closing Date” means August 2, 2007;

(h)	“Common Shares” means the common shares of the Corporation, par value U.S. $0.05 per share, as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out in Section 11 hereof;

(i)	“Corporation” means Sterling Mining Company, a Corporation incorporated under the laws of Idaho and its successors and assigns;

(j)	“Current Market Price” of the Common Shares shall be the weighted average sale price per share for the Common Shares for the 20 consecutive trading days immediately before such date on such principal stock exchange or over-the-counter market as the Common Shares may then be listed or quoted (as the case may be). The weighted average price shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of such Common Shares so sold;

(k)	“Dividends Paid in the Ordinary Course” means dividends paid in any financial year of the Corporation, whether in (i) cash, (ii) shares of the Corporation, (iii) warrants or similar rights to purchase any shares of the Corporation or property or other assets of the Corporation provided that the value of such dividends does not in such financial year exceed the greater of

(i)	150% of the aggregate amount of dividends paid by the Corporation on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year, and

(ii)	100% of the consolidated net earnings from continuing operations of the Corporation, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

(l)	“Exercise Price” means U.S.$3.25 per Broker Unit, subject to adjustment in accordance with Section 11 hereof;

(m)	“Expiry Day” means that date which is 24 months following the Closing Date;

(n)	“Expiry Time” means 5:00 p.m., Toronto time, on the Expiry Day;

(o)	“Final Receipt” means a receipt for the Prospectus issued by the securities regulatory authorities of the jurisdictions of Canada where the holder of the Compensation Options issued by the Corporation on August ●, 2007 reside;

(p)	“Freetrade Date” means four months and a day after the later of (i) August ●, 2007, and (ii) the date the Corporation became a reporting issuer in any province or territory of Canada

(q)	“Holder” means the holder set forth on the first page hereof;

(r)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(s)	“Prospectus” means a final long form prospectus of the Corporation to be filed in all applicable jurisdictions to qualify the Common Shares, the Warrants and the Broker Warrants;

(t)	“Registration Statement” means the resale registration statement of the Corporation filed with the SEC with respect to the resale of the Underlying Securities;

(u)	“Trading Day” with respect to a stock exchange, market or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

(v)	“Underlying Securities” means the Common Shares and Broker Unit Warrants.

(w)	“Warrants” means a Common Share purchase warrant of the Corporation.

2.	Expiry Time: At the Expiry Time, all rights under the Broker Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

3.	Exercise Procedure:

a)	The Holder may exercise the right to subscribe and purchase the number of Broker Units herein provided for by delivering to the Corporation prior to the Expiry Time at its principal office this Broker Warrant Certificate, with the subscription form attached hereto duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, together with a certified cheque or bank draft payable to or to the order of the Corporation in an amount equal to the aggregate Exercise Price in respect of the Broker Warrants so exercised. Any Broker Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office set forth herein (or to such other address as the Corporation may notify the Holder).

b)	Upon such delivery as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Broker Units subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Broker Warrant Certificate and the Holder hereof shall become a shareholder of the Corporation in respect of the Broker Shares comprising part of the Units subscribed for with effect from the date of such delivery and shall be entitled to delivery of a certificate evidencing the Broker Shares and Broker Unit Warrants comprising the Broker Units and the Corporation shall cause such certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within five Business Days of such delivery.

c)	The certificate(s) representing the Broker Shares and Broker Unit Warrants issued by the Corporation prior to the date of Final Receipt or the Freetrade Date upon the exercise of the Broker Warrants shall bear the following legend, or such other legend as may be deemed appropriate at the time of such issuance:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) AUGUST <>, 2007; AND (ii) THE DATE THAT THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.”

provided that, if at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

d)	This Broker Warrant may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the holder of this Broker Warrant has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect.

4.	Partial Exercise: The Holder may subscribe for and purchase a number of Broker Units less than the number the Holder is entitled to purchase pursuant to this Broker Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Broker Warrant Certificate in respect of the balance of the Broker Units which the Holder was entitled to subscribe for pursuant to this Broker Warrant Certificate and which were then not purchased.

5.	No Fractional Shares: Notwithstanding any adjustments provided for in Section 11 hereof or otherwise, the Corporation shall not be required upon the exercise of any Broker Warrants to issue fractional Broker Shares or Broker Unit Warrants comprising the Broker Units in satisfaction of its obligations hereunder and, in any such case, the number of Broker Shares and Broker Unit Warrants issuable upon the exercise of any Broker Warrants shall be rounded down to the nearest whole number.

6.	Exchange of Broker Warrant Certificates: This Broker Warrant Certificate may be exchanged for Broker Warrant Certificates representing in the aggregate the same number of Broker Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Broker Units at the same Exercise Price and on the same terms as this Broker Warrant Certificate (with or without legends as may be appropriate).

7.	Transfer of Broker Warrants: Subject to applicable law, the Holder may not transfer the within Broker Warrants except to a subsidiary or to an entity of which the Holder is a subsidiary. Subject to the foregoing, the Corporation shall issue and mail as soon as practicable, and in any event within five Business Days of such delivery, a new Broker Warrant Certificate (with or without legends as may be appropriate) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

8.	Not a Shareholder: Nothing in this Broker Warrant Certificate or in the holding of a Broker Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any shares or warrants except those shares and warrants in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10.	Covenants:

a)

The Corporation covenants and agrees that so long as any Broker Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Broker Shares to satisfy the right of purchase herein provided for, it will cause the Broker Shares comprising part of the Broker Unit subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Broker Shares shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or to its creditors in respect thereof.

b)	The Corporation covenants and agrees that sufficient Broker Unit Warrants shall be created, allotted and reserved for issuance to satisfy the right of purchase herein provided for, and that the Broker Unit Warrant Shares to be issued in accordance with and pursuant to the terms of the Warrant Certificate shall be allotted and reserved for issuance, and the Corporation will cause the Broker Unit Warrants comprising part of the Broker Units subscribed for and purchased herein provided to be issued and delivered as directed and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

c)	The Corporation shall use all reasonable best efforts to preserve and maintain its corporate existence and to ensure that the Corporation shall make all requisite filings under applicable securities legislation necessary to remain a reporting issuer not in default.

d)	The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Broker Warrant Certificate.

11.	Adjustments:

a)	The rights of the holder of this Broker Warrant, including the number of Broker Units issuable upon the exercise of such Broker Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section.

b)	The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Corporation shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 11(b)(i) and (ii) hereof.

(ii)	Rights Offering: If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 11(b)(ii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)

Distribution: If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Corporation or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Corporation (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the record date for such issue or distribution to acquire Common Shares or securities exchangeable for or convertible into Common Shares at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares, of at least 95% of the Current Market Price of the Common Shares on such record date), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend

Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this paragraph 11(b)(iii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

c)	Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation (other than as described in subsection 11(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Broker Warrant which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Broker Warrant certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Broker Warrant. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

d)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 11(b) or 11(c) of this Broker Warrant Certificate, then the number of Broker Units purchasable upon the subsequent exercise of the Broker Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Broker Units purchasable upon the exercise of the Broker Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12.	Rules Regarding Calculation of Adjustment of Exercise Price:

a)	The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Broker Unit and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Broker Warrant; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 11, other than the events referred to in clauses 11(1)(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Broker Warrant prior to or on the effective date or record date of such event.

d)	No adjustment in the Exercise Price will be made under Section 11 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

e)	If at any time a question or dispute arises with respect to adjustments provided for in Section 11, such question or dispute will be conclusively determined by the auditor of the Corporation or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Corporation and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such auditor or chartered accountant with access to all necessary records of the Corporation.

f)

In case the Corporation after the date of issuance of this Broker Warrant takes any action affecting the Common Shares, other than action described in Section 11, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price and/or the number of Common Shares issuable on the exercise of the Broker Warrants, as applicable, will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation in their sole discretion, acting reasonably and in good faith, determines to be equitable to the Holder but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

g)	If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

h)	In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to this Broker Warrant, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is effected.

i)	As a condition precedent to the taking of any action which would require any adjustment to this Broker Warrant, including the Exercise Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation or any successor to the Corporation or successor to the undertaking or assets of the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

j)	The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

k)	The Corporation covenants to and in favour of the Holder that so long as this Broker Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 11 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Broker Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

l)

In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Holder of this Broker Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Broker Shares, Broker Unit Warrants or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Broker Shares, Broker Unit Warrants or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Broker Shares, Broker Unit Warrants or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Broker Shares, Broker Unit Warrants or of such other securities or property.

m)	Any and all adjustments in connection with the exercise price of the Broker Unit Warrants or the number or type of security issuable upon the exercise of the Broker Unit Warrants shall be made in accordance with the terms of the Broker Unit Warrant certificate attached hereto as Schedule “A”, whether or not those Broker Unit Warrants have been issued, provided that such adjustments do not put the holder in a better position than the holder would have been in had the holder been a holder of the Broker Unit Warrant at the time of such adjustment.

13.	Consolidation and Amalgamation:

a)	The Corporation shall not enter into any transaction whereby all or substantially all or its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Broker Warrant Certificate, and

(ii)	the Broker Warrant and the terms set forth in this Broker Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Broker Warrant Certificate.

b)	Whenever the conditions of subsection 13(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Broker Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.	Representation and Warranty: The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Broker Warrant and the Broker Units issuable upon the exercise hereof and perform its obligations hereunder and that this Broker Warrant represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

15.

If Share Transfer Books Closed: The Corporation shall not be required to deliver certificates for Broker Shares or Broker Unit Warrants while the share transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Broker Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Broker Units called for thereby during any such period delivery of certificates for Broker Shares and Broker Unit Warrants may be postponed for a period not exceeding five Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Broker Shares and Broker Unit Warrants called for after the share transfer books shall have been re-opened.

16.	Lost Certificate: If the Broker Warrant Certificate evidencing the Broker Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Broker Warrant Certificate of like denomination, tenor and date as the Broker Warrant Certificate so stolen, lost mutilated or destroyed.

17.	Governing Law: This Broker Warrant shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws, rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario.

18.	Severability: If any one or more of the provisions or parts thereof contained in this Broker Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

19.	Headings: The headings of the articles, sections, subsections and clauses of this Broker Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Broker Warrant Certificate.

20.	Numbering of Articles, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Broker Warrant Certificate.

21.	Gender: Whenever used in this Broker Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

22.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

23.	Binding Effect: This Broker Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Corporation and its successors.

24.	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by telecopier or prepaid same day courier addressed as follows:

If to the Holder at the latest address of the Holder as recorded on the books of the Corporation; and

If to the Corporation at:

Sterling Mining Company

609 Bank Street

Wallace, ID

83873 USA

Attention: Raymond De Motte

Fax: (208) 556-0227

24.1	Facsimile. This Broker Warrant Certificate may be executed by facsimile, each of which so executed shall constitute an original Broker Warrant Certificate.

Time of Essence: Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Broker Warrant Certificate to be signed by its duly authorized officer as of this      day of             , 200

STERLING MINING COMPANY

Per:
Raymond De Motte
President

SUBSCRIPTION FORM

	TO:	Sterling Mining Company
609 Bank St.
Wallace, ID
83873USA

The undersigned holder of the within Broker Warrant hereby irrevocably subscribes for Broker Units of Sterling Mining Company (the “Corporation”) pursuant to the within Broker Unit and tenders herewith a certified cheque or bank draft for $ (U.S. $3.25 per Broker Unit) in full payment therefor.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	A	The undersigned holder (i) at the time of exercise of the Broker Warrant is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Broker Warrant on behalf of a “U.S. person”; and (iii) did not execute or deliver this exercise form in the United States.

☐	B	The undersigned holder (i) acquired the Broker Units directly from the Corporation pursuant to a written subscription agreement for the purchase of Broker Units, with each Broker Unit consisting of one Common Share and one Broker Unit Warrant, (ii) is exercising the Broker Warrant solely for its own account and not on behalf of any other Person; and (iii) was an “accredited investor”, as that term is defined in Regulation D under the U.S. Securities Act, both on the date the Broker Warrants were acquired from the Corporation and on the date of exercise of the Broker Warrants.

☐	C.	The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

DATED this day of , 200 .

NAME:

Signature:

Registration instructions:

             Please check if the certificates representing the Broker Shares and Broker Unit Warrants are to be delivered at the office where this Broker Warrant Certificate is surrendered, failing which the Broker Share Certificates and the Broker Unit Warrant Certificates will be mailed to the address in the registration instructions set out above.

If any Broker Warrants represented by this Broker Warrant Certificate are not being exercised, a new Broker Warrant Certificate representing the unexercised Broker Warrants will be issued and delivered with the Broker Share Certificate and Broker Unit Warrant Certificate.

Notes:

Certificates will not be registered or delivered to an address in the United States unless Box B or C above is checked.

If Box C is to be checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with exercise will be satisfactory in form and substance to the Corporation.

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, transfer and assigns to [insert name and address of transferee]                                                                                                                                                                     [insert number of Broker Warrants]                                          Broker Warrants represented by the within Broker Warrant Certificate and appoints                                                                               attorney to transfer the said Broker Warrants on the books of Sterling Mining Company (the “Corporation”) with full power of substitution in the premises.

DATED                     , 200    .

Signature guaranteed
(Signature of Registered Holder)

(Name of Registered Holder)

NOTICE:	The signature on this transfer form must correspond with the name as written upon the face of the Broker Warrant Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Broker Warrant Certificate must be accompanied by evidence of authority to sign.

All endorsements or assignments of these Broker Warrants must be signature guaranteed by a bank or trust company or by a member of a stock exchange in Canada.

SCHEDULE “A” – Form of Broker Unit Warrant